UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Regulation FD Disclosure.

On October 8, 2021, plaintiff Matthew Sciabacucchi filed a putative class action complaint in the Court of Chancery of the State of Delaware (the “Court”) against defendants Blue Apron Holdings, Inc. (the “Company”) and its directors, under the caption Sciabacucchi v. Carr-Smith et al., C.A. No. 2021-0867-JRS (the “Action”). The complaint alleged that the disclosures made in the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on September 21, 2021 and as amended on September 28, 2021, relating to the Company’s rights offering described therein, omitted certain material information. The Action sought, among other forms of relief, an injunction against the rights offering. On October 12, 2021, the Company filed a prospectus with the SEC containing certain supplemental disclosures that mooted the allegations in the Action. The prospectus stated that the Company did not believe that the additional disclosures were required under applicable law, however, in order to avoid the risk of the Action delaying or adversely affecting the rights offering and related capital raise, and to minimize the expense of defending the Action, and without admitting any liability or wrongdoing, the Company included certain additional disclosures in the prospectus. The Company provided the additional disclosures solely to eliminate the burden and expense of litigation and to avoid any possible disruption to the rights offering and related capital raise that could result from further litigation. Nothing in the additional disclosures should be deemed to be an admission of the legal necessity or materiality of such disclosures under applicable law.

On October 12, 2021, the Court also entered an order dismissing the Action as moot and retaining jurisdiction solely for the purpose of adjudicating the anticipated application of plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses. On November 29, 2021, the Company subsequently agreed to pay $377,500 in attorneys’ fees and expenses to plaintiff’s counsel in full satisfaction of the claim for attorneys’ fees and expenses in the Action.

On December 9, 2021, the Court entered an order closing the case, subject to the Company filing an affidavit with the Court confirming that this notice has been issued. In entering the order, the Court was not asked to review, and did not pass judgment on, the payment of the attorneys’ fees and expenses or their reasonableness.

The Company closed the rights offering and related capital raise on November 4, 2021.

This Current Report on Form 8-K is being filed in accordance with the Court order closing the case in order to provide notice to the Company’s stockholders of the fee payment to plaintiff’s counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: December 16, 2021	By:	/s/ Meredith L. Deutsch
Meredith L. Deutsch
General Counsel and Corporate Secretary